SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement                   [ ]  Confidential, for Use
[X]    Definitive Proxy Statement                    of the Commission Only
[ ]    Definitive Additional Materials               (as permitted by Rule
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) 14a-6(e)(2))
       or Rule 14a-12

                              GRILL CONCEPTS, INC.
                  --------------------------------------------
                (Name of Registrant As Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:

     ----------------------------------------------------------------------

2.   Aggregate number of securities to which transaction applies:

     ----------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ----------------------------------------------------------------------

4.   Proposed maximum aggregate value of transaction:

     ----------------------------------------------------------------------

5.   Total fee paid:

     ----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as  provided  by  Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

    ----------------------------------------------------------------------

2.   Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------

3.   Filing Party:

   ----------------------------------------------------------------------

4.   Date Filed:

   ----------------------------------------------------------------------

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 26, 2002



To the Shareholders of Grill Concepts, Inc.:

     An Annual Meeting of Shareholders of Grill Concepts, Inc. (the "Company") will be held at The Grill on Hollywood restaurant in the Hollywood and Highland complex, 6801 Hollywood Blvd., Hollywood, California, at 9:00 a.m., on Wednesday, June 26, 2002 for the following purposes:

1. To elect seven directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To consider a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certifying accountants.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on April 27, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

         YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                    By Order of the Board of Directors



                                    Michael Weinstock
                                    Chairman


Los Angeles, California
April 29, 2002

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049

                                 ---------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 2002

                                 ---------------

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Grill Concepts, Inc. (the "Company") for use at the 2002 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at The Grill on Hollywood restaurant in the Hollywood and Highland complex, 6801 Hollywood Blvd., Hollywood, California, on Wednesday, June 26, 2002 at 9:00 a.m. local time. This Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about April 30, 2002.

Proxies

         The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, FOR the ratification of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

         Shareholders of record at the close of business on April 27, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $0.00004 par value per share (the "Common Stock"), outstanding and entitled to vote was 5,537,071. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. Additionally, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.

Quorum and Other Matters

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

         Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each of the other matters scheduled to come before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any other matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Seven directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Robert Spivak, Michael Weinstock, Charles Frank, Glenn Golenberg, Lewis Wolff, Stephen Ross and Norman MacLeod to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all of the Nominees. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Nominees

         Set out below is certain information concerning our nominees for election as directors of the Company:

 Robert Spivak                  Director Since 1995                     Age 58

     Mr. Spivak was a co-founder of the Company's predecessor, Grill Concepts, Inc. (a California corporation)("GCI") and served as President, Chief Executive Officer and a director of GCI from the company's inception in 1988 until 1995, when GCI was acquired by the Company (the "Exchange"), when he assumed the same positions with the Company. Prior to forming GCI, Mr. Spivak co-founded, and operated, The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Spivak continued to provide management services on a part-time basis as Managing Director of The Grill on the Alley until 1996 when the Company acquired The Grill on the Alley. Mr. Spivak previously served as (i) vice president of Office Construction Company, where he headed that company's restaurant construction division from 1980 to 1983, (ii) a partner of Soup 'n Such from 1976 to 1980, (iii) food department manager of Fedco Stores from 1972 to 1976, and (iv) manager of Redwood House and Smokey Joe's, both family owned restaurant operations, from 1965 to 1972. Mr. Spivak is a founder and past president of the Beverly Hills Restaurant Association. Mr. Spivak also served on the board of directors of the California Culinary Academy of San Francisco and chairs the executive advisory board of the Collins School of Hotel and Restaurant Management at California State Polytechnic University at Pomona.

Michael Weinstock                  Director Since 1995                    Age 59

     Mr. Weinstock was a co-founder of GCI and served as Chairman of the Board, Vice President and a director of GCI from 1988 until the Exchange when he assumed the positions of Vice Chairman of the Board, Executive Vice President and director of the Company. Mr. Weinstock was named Chairman of the Board in 2000. Prior to forming GCI, Mr. Weinstock co-founded The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Weinstock previously served as President, Chief Executive Officer and a director of Morse Security Group, Inc., a security systems manufacturer.

Charles Frank                       Director Since 1995                   Age 54

     Mr. Frank is a partner in The Parkside Group, a private equity investor. He is also President of CAF Restaurant Services, Inc., a restaurant consulting firm. Mr. Frank served as President of MSA Industries/ Dupont Flooring Systems, the largest distributor and installer of commercial floor coverings in the country, from 1995 to 1996 when MSA was acquired by DuPont. Prior to 1995, Mr. Frank spent 22 years in the restaurant industry serving as President of both Spectrum Foods, a 16 unit fine dining chain, and Il Fornaio Corporation. Mr. Frank is Chairman of the Audit Committee and Compensation Committee of the Board of Directors of the Company.

Glenn Golenberg                    Director Since 1995                    Age 60

     Mr. Golenberg is co-founder and Managing Director of Golenberg Schmitz Capital Partners, LLC, and The Bellwether Group, LLC, merchant banking firms that invest in and mentor technology and other businesses and successors to Golenberg & Company which was formed in 1978. Prior to forming Golenberg & Company, Mr. Golenberg served in various research and management positions in the investment banking industry from 1966 to 1978. Previously, Mr. Golenberg was a CPA with Arthur Andersen & Co. Mr. Golenberg is a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company.

Lewis Wolff                         Director Since 2001                   Age 66

     Mr. Wolff is Chairman and Chief Executive Officer of Wolff DiNapoli LLC, a diversified asset acquisition, development and management company. Mr. Wolff is also co-founder and, since 1994, has served as Chairman of Maritz, Wolff & Co., a privately held hotel investment group that acquires top-tier luxury hotel properties. Maritz, Wolff's holdings exceed $1.8 billion and include the Fairmont San Francisco, the Fairmont New Orleans, the Fairmont Dallas, as well as 50% stake in the Fairmont Hotel Management Company. Since 1999, Mr. Wolff has also served as co-Chairman of Fairmont Hotels & Resorts, a hotel management company formed by Fairmont Hotel Management Company and Canada Pacific Hotels & Resorts, Inc.

Stephen Ross                         Director Since 2001                  Age 53

     Mr. Ross is a consultant and private investor. From 1989 to 2001, Mr. Ross served as Executive Vice President - Special Projects for the Warner Bros. Division of Time Warner, Inc. Previously, Mr. Ross served as Senior Vice President and General Counsel for Lorimar Telepictures Corporation, and its predecessors, from 1981 to 1989. Since 2001, Mr. Ross has served as a director of MAI Systems Corporation, an information technology solutions provider for the hotel industry.

Norman MacLeod                      Director Since 2001                   Age 51

     Mr. MacLeod has served in various management positions with Starwood Hotels & Resorts Worldwide, Inc. since 1996 beginning as Area Managing Director for the North American Southeast operations of the company's Westin Hotels & Resorts division. Mr. MacLeod was promoted to Vice President of Operations of Starwood in April 1998 and to Executive Vice President, Hotel Operations - North America of Starwood Hotels & Resorts Worldwide, Inc. in October 1999. Previously, Mr. MacLeod served in various management positions with Omni Hotels.

Information Regarding Executive Officers

         The executive officers are elected to serve annual terms. Certain information concerning the Company's executive officers as of the date of this proxy statement is set forth below, except that information concerning Messrs. Spivak and Weinstock is set forth above under "Information Regarding Nominees."

     Daryl Ansel. Mr. Ansel, age 40, has served as Chief Financial Officer of the Company since January 2001. Prior to joining the Company, Mr. Ansel served as food and beverage finance manager at Universal Studios from June 1999 to January 2001. Previously, Mr. Ansel owned and operated catering and restaurant businesses from 1990 to 1997, and served, from 1983 to 1990, in various senior finance positions with the University of California, Berkeley.

     John Sola. Mr. Sola, age 49, has served as Vice President - Operations and Development of the Company since September 2001. Previously, Mr. Sola served as Executive Chef for GCI from 1988 until the Exchange when he assumed the position of Vice President - Executive Chef of the Company. Mr. Sola oversees all kitchen operations, including personnel, food preparation and food costs, as well as monitoring and maintaining the overall performance of the kitchens and establishing procedures and policies in connection with the opening of new Daily Grill restaurants. Mr. Sola, along with Mr. Spivak, created the Daily Grill menu. Prior to joining GCI, Mr. Sola served as opening chef at The Grill on the Alley from inception in 1984 to 1988. Previously, Mr. Sola served in various positions, including Executive Chef, at a wide range of restaurants.

Compliance With Section 16(a) of Exchange Act

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2001. Based solely on a review of such reports and written statements of its directors, executive officers and shareholders, the Company believes that all of the filing requirements were satisfied on a timely basis in 2001.

Committees and Attendance of the Board of Directors

     In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee and a standing Compensation Committee. The Board of Directors has no standing nominating committee or any committee performing the functions of such committee.

     The functions of the Company's Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent auditors; to determine through discussion with the Company's independent auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent auditors the plans and results of the auditing engagement. The members of the Audit Committee are Mr. Frank, Chairman, Mr. Golenberg and Mr. Ross.

     The functions of the Company's Compensation Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans. The members of the Compensation Committee are Mr. Frank, Chairman, Mr. Golenberg and Mr. Ross.

     During the year ended December 30, 2001, the Board of Directors held four formal meetings, the Audit Committee held one meeting and the Compensation Committee held three meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, plus
(ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

Compensation of Directors

     Each non-employee director of the Company is paid a fee of $500 for each Board meeting attended and $250 for each committee meeting attended. The Company also reimburses each director for all expenses of attending such meetings. Additionally, each non-employee director is currently granted options, pursuant to the Company's amended 1998 Comprehensive Stock Option and Award Plan, to purchase 6,250 shares of Common Stock upon their initial appointment as a director. Thereafter, each non-employee director on the day following each annual meeting of shareholders of the Company shall automatically receive options to purchase an additional 5,000 shares, plus an additional 1,000 shares for each committee on which such non-employee director serves. All such options are exercisable at the fair market value of the Company's Common Stock on the date of grant. Such options are fully vested and exercisable with respect to all of the shares covered on the date of each grant.

     No additional compensation of any nature is paid to employee directors.

Executive Compensation and Other Matters

     The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company during the year ended December 30, 2001 of each person who served as the Company's Chief Executive Officer during fiscal 2001 and the four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 30, 2001 (the "Named Officers").

                                                                                                    Long Term
Name and                                           Annual Compensation                             Compensation
                                    ---------------------------------------------------------      ------------------
Principal Position                  Year       Salary($)         Bonus($)           Other ($)      Stock Options(1)(#)
------------------                  ----       ---------         --------           ---------      -------------------

Robert Spivak                       2001      225,000               -0-           33,500   (2)         100,000
  President and                     2000      225,000               -0-           33,500   (2)             -0-
  Chief Executive Officer           1999      200,000               -0-           33,500   (2)           8,500

Daryl Ansel                         2001      130,000               -0-              -0-                50,000
  Chief Financial Officer (3)       2000          -0-               -0-              -0-                   -0-
                                    1999          -0-               -0-              -0-                   -0-

John Sola                           2001      138,000               -0-              -0-                 9,000
  Vice President - Operations       2000      114,423               -0-              -0-                10,000
  and Development                   1999       97,301               -0-              -0-                 8,750

Michael Weinstock                   2001      112,500               -0-              -0-                   -0-
  Executive Vice President and      2000      100,000               -0-              -0-                   -0-
  Chairman of the Board             1999      100,000               -0-              -0-                 4,375

----------------

(1) All stock option quantities have been adjusted to reflect the impact of the 1-for-4 reverse stock split on August 9, 1999.
(2) Mr. Spivak receives the use of a leased automobile and reimbursement of all expenses related to the use thereof ($13,000), a $1,500 per month non-accountable expense allowance ($18,000) and a $1,000,000 term life insurance policy, in addition to vacation benefits, expense reimbursements and participation in medical, retirement and other benefit plans which are generally available to the Company's executives.
(3)  Mr. Ansel joined the Company in January 2001.

Stock Option Grants

         The following table sets forth information concerning the grant of stock options made during 2001 to each of the Named Officers:

                                               Percent of                                         Potential Realizable Value
                                              Total Options                                         at Assumed Annual Rates
                                               Granted to                                         of Stock Price Appreciation
                                 Options       Employees in       Price         Expiration            For Option Term
 Name                            Granted      Fiscal Year        Per Share        Date                5%               10%
----------                      ----------   ----------------   -----------    ------------    -----------------------------

Robert Spivak................... 100,000        35.8               3.16          02/2011           198,731         503,623
Daryl Ansel.....................  50,000        18.0               2.75          01/2011            86,473         219,140
John Sola ......................   9,000         3.2               2.19          08/2011            12,396          31,413
Michael Weinstock...............       -           -                  -                -                 -               -

Stock Option Exercises and Year-End Option Values

          The following table sets forth information concerning the exercise of stock options during 2001 by each of the Named Officers and the number and value of unexercised options held by the Named Officers at the end of 2001:

                                                               Number of Unexercised            Value of Unexercised
                              Shares                                Options at                  In-the Money Options
                            Acquired on     Value                 at FY-End (#)(1)                at FY-End ($)(2)
  Name                     Exercise (#)  Realized ($)     Exercisable  Unexercisable      Exercisable   Unexercisable
---------                 -------------- ------------     -----------  --------------     ------------  --------------

Robert Spivak.........          -0-           -0-         10,250         103,500            -0-            -0-
Daryl Ansel...........          -0-           -0-            -0-          50,000            -0-            -0-
John Sola.............          -0-           -0-         23,750          21,500            -0-            -0-
Michael Weinstock.....          -0-           -0-          4,500           1,750            -0-            -0-
----------------------

(1) All stock option quantities have been adjusted to reflect the impact of the 1-for-4 reverse stock split on August 9, 1999.
(2) Based on the fair market value per share of the Common Stock at year end, minus the exercise price of "in-the-money" options. The closing price for the Company's Common Stock on December 31, 2001 on the Nasdaq Small-Cap Market was $1.30.

Employment Contracts

     Effective January 1, 2001, the Company entered into an amended three year employment agreement with Robert Spivak, the Company's President and Chief Executive Officer. Mr. Spivak's employment agreement provides for an annual salary of $225,000 in 2001, $235,000 in 2002 and $250,000 in 2003. In addition, such agreement provides that Mr. Spivak shall receive a 100,000 share stock option grant, the use of a leased automobile and reimbursement of all expenses related to the use thereof, a $1,500 per month non-accountable expense allowance, five weeks paid vacation per year, a $1,000,000 term life insurance policy, reimbursement of business related travel and meal expenses, participation in all medical, retirement and other benefit plans available to the Company's executives and performance based bonuses in an amount up to fifty percent of salary based on performance criteria established by the Compensation Committee.

     The Company has no other employment agreements with any of its employees.

Beneficial Ownership of Common Stock

     The following table is furnished as of April 1, 2002 to indicate beneficial ownership of shares of the Company's Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director, nominee for director and Named Officer of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

                                                                Amount and Nature of
                                                              Beneficial Ownership (1)
                                                            ----------------------------
                                                               Shares Underlying
Name and Address                                               Options, Warrants
of Beneficial Owner                                                and Other                            Percent
                                                  Shares   Convertible Securities (2)    Total (2)     of Class (2)
                                                 --------  --------------------------    ----------    ------------

Starwood Hotels & Resorts
 Worldwide, Inc. (3)......................      666,667       666,667                    1,333,334        25.6%
Michael Weinstock (4)(6)(7)...............      439,789       170,125                      609,914        10.7%
Robert Spivak (4)(6)(8)...................      426,091        43,250                      469,341         8.4%
Aaron Ferrer (9)..........................      410,024             0                      410,024         7.4%
Keith Wolff (10)..........................      345,000        95,000                      440,000         7.8%
Richard Shapiro (5).......................      275,685             0                      275,685         5.0%
Chelverton Fund Limited (11)..............      249,033        33,333                      282,366         5.1%
Lewis Wolff (12)..........................       95,000       751,250                      846,250        13.5%
Steven Ross (13)..........................       63,565       105,844                      169,409            *
Glenn Golenberg...........................       21,875        16,750                       38,625            *
Charles Frank.............................       19,642        16,750                       36,392            *
John Sola (14)............................        8,184        25,550                       33,734            *
Daryl Ansel (15)..........................            0        10,000                       10,000            *
Norman MacLeod (16).......................            0         6,250                        6,250            *
All executive officers and directors
 as a group (9 persons)...................    1,074,146     1,145,769                    2,219,915        33.2%

------------------------

*    Less than 1%.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.
(2) Includes shares of Common Stock not outstanding, but which are subject to options, warrants and other convertible securities exercisable or convertible within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding Common Stock with respect to the holder of such options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person.
(3)  Address is 1111 Westchester Avenue, White Plains, New York 10604.  Includes
     (a) 666,667 shares of common stock held, and (b) 666,667 shares of common stock underlying five year $2.00 warrants. The information set forth herein is based on the Schedule 13D dated July 27, 2001 filed by Starwood Hotels & Resorts Worldwide, Inc. with the Securities and Exchange Commission.
(4)  Address is 11661 San Vicente  Blvd.,  Suite 404,  Los  Angeles,  California
     90049.
(5)  Address is 10360 Strathmore Drive, Los Angeles, California 90024.
(6) All shares indicated as being held by Messrs. Weinstock and Spivak exclude certain shares held by their spouses, children and certain trusts for the benefit of family members. Messrs. Weinstock and Spivak disclaim any beneficial interest in such shares.
(7) Includes (a) 4,500 shares out of 6,250 shares issuable upon exercise of stock options held by Mr. Weinstock and (b) 165,625 shares issuable upon exercise of warrants, including 150,000 warrants held by the Weinstock Family Trust.
(8) Includes 43,250 shares out of 113,750 shares issuable upon exercise of stock options held by Mr. Spivak.
(9)  Address is 1 Homs Court Hillsborough, California 94010.

(10) Address is 11828 La Grange Avenue, Los Angeles,  California 90025. Includes
     (a) 250,000 shares of common stock held by Keith Wolff, as Trustee of The Keith M. Wolff 2000 Irrevocable Trust, (b) 95,000 shares of common stock held by KMWGEN Partners, of which Mr. Wolff is the general partner, and (c) 95,000 shares of common stock underlying warrants held by KMWGEN Partners. Mr. Wolff has the sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of, the securities beneficially owned by Mr. Wolff, other than the securities owned by KMWGEN Partners, as to which Mr. Wolff shares power with his father, Lewis Wolff. The information set forth herein is based on Amendment No. 1 to the
     Schedule 13D dated July 27, 2001 filed by Mr. Wolff with the Securities and Exchange Commission.

(11) Address is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands. The information set forth herein is based on the Schedule 13G dated September 29, 2000 filed by Chelverton Fund Limited with the Securities and Exchange Commission.

(12) Address is 11828 La Grange Avenue, Los Angeles,  California 90025. Includes
     (a) 95,000 shares of common stock held by KMWGEN Partners, of which Mr. Wolff and his wife, Jean Wolff, as Trustees of the Wolff Revocable Trust of 1993, are general partners, (b) 95,000 shares of common stock underlying five year $2.25 warrants held by KMWGEN Partners, (c) 6,250 shares of common stock underlying an option to purchase shares of Common Stock at $3.30 per share, (d) 125,000 shares issuable upon conversion of 500 shares of Series II Convertible Preferred Stock, (e) 75,000 shares issuable pursuant to a warrant to purchase shares at an exercise price of $1.41 per share; (f) 75,000 shares issuable pursuant to a warrant to purchase shares at an exercise price of $2.12 per share; (g) 187,500 shares issuable pursuant to five year $8.00 Warrants and (h) 187,500 shares issuable pursuant to five year $12.00 Warrants. The Series II Convertible Preferred Stock is convertible commencing June 24, 1998 into a number of shares determined by dividing $1,000 per share by the greater of $4.00 or 75% of the average closing price of the Company's Common Stock over the five trading days immediately preceding conversion, but not higher than $10.00. For purposes hereof, the number of shares shown as being issuable upon conversion of the Series Convertible Preferred Stock is based on a conversion price of $4.00, the minimum conversion price of the Series II convertible Preferred Stock. The five-year $8.00 Warrants and $12.00 Warrants are exercisable to purchase one share of Common Stock per warrant commencing June 24, 2000. Mr. Wolff, as Trustee of the Wolff Revocable Trust of 1993, may be deemed to be the beneficial owner of all such securities except for the shares underlying the option to purchase 6,250 shares which option is held directly by Mr. Wolff. Mr. Wolff has the sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of, all the shares beneficially owned by Mr. Wolff, other than 190,000 shares beneficially owned by KMWGEN Partners, of which Mr. Wolff and his son, Keith M. Wolff, are the general partners. The information set forth herein is based on Amendment No. 4 to the Schedule 13D dated July 27, 2001 filed by Mr. Wolff with the Securities and Exchange Commission.

(13) Includes (a) 63,565 shares of common stock held by Steven Ross and Rachel Ross as co-trustees of the Ross Family Trust, (b) (i) 63,565 shares of common stock underlying five year $2.25 warrants (ii) 40,000 shares of common stock underlying five year $1.406 warrants, and (iii) 32,508 shares of common stock underlying five year $2.77 warrants, held by Steven Ross and Rachel Ross as co-trustees of the Ross Family Trust, and (c) 6,250 shares issuable upon exercise of stock options held by Mr. Ross.

(14) Includes 25,550 shares out of 45,250 shares issuable upon exercise of stock options held by Mr. Sola.

(15) Includes 10,000 shares out of 50,000 shares issuable upon exercise of stock options held by Mr. Ansel.

(16) Mr. MacLeod is an officer of Starwood Hotels & Resorts Worldwide. Mr. MacLeod disclaims any beneficial interest in any shares held by Starwood Hotels & Resorts Worldwide.

Certain Relationships and Transactions

         Since June of 1989, the Company has leased its Cherry Hill restaurant from Denbob Corporation ("Denbob"), a company controlled by Robert L. Wechsler who served as Chairman of the Company from inception until 2000 and who served as a director of the Company until June 2001. The premises are occupied under a twenty year lease with annual rent commencing at approximately $118,500, plus 6% of annual gross sales in excess of $1,800,000, 15% of the landlord's cost for leasehold improvements, equipment and fixtures, and a pro rata share of real estate taxes, insurance and other common area charges. After five years, the Company had the option to pay for all or part of any improvements and reduce or eliminate the 15% additional rent. At the end of each five years, the rent and the gross sales level at which the 6% commences increase by 15%. The Company paid rent expense to Denbob for the lease of the Cherry Hill restaurant totaling $252,000 during fiscal year 2001 and $248,000 during fiscal year 2000.

         The Company has entered into transactions with various entities which may be deemed to be controlled by Lewis Wolff. Mr. Wolff is the trustee of the Wolff Revocable Trust of 1993 which holds all of the outstanding preferred stock of the Company and may be deemed to be a controlling shareholder of the Company. Mr. Wolff has served as director of the Company since June 2001. Transactions which may be deemed to have been entered into with Mr. Wolff and his affiliates include: (1) lease of the site of the San Jose Grill at the San Jose Fairmont Hotel from an entity in which Mr. Wolff is a part owner, (2) receipt by the Company's 50.05% owned subsidiary of a loan in the amount of $800,000 in connection with the opening of the San Jose Grill, which loan is repayable, with interest at 10%, from substantially all of the operating cash flows of the San Jose Grill with unpaid principal and interest due January 2018, (3) management of the City Bar & Grill in the San Jose Hilton Hotel, of which Mr. Wolff is a part owner, (4) receipt of a loan in the amount of $500,000 in connection with the conversion of the Burbank Daily Grill, which loan is repayable, with interest at 10%, out of management fees from the restaurant with unpaid principal and interest due December 31, 2003, and (5) entry into an agreement with Hotel Restaurant Properties, Inc. ("HRP"), an entity controlled by a member of Mr. Wolff's family, pursuant to which HRP will assist the Company in locating hotel locations for the opening of restaurants and pursuant to which HRP is entitled to a portion of the fees or profits from those restaurants. Rents in the amount of $65,000 and $92,000 were accrued by the Company with respect to the San Jose Grill during 2001 and 2000, respectively. At December 26, 1999, the Company owed $198,853 with respect to the loan relating to the Burbank Daily Grill and $185,000 with respect to the loan relating to the San Jose Grill. Both of those loans were paid in full at December 31, 2000.

         In August 1998, the Company entered into an agreement with HRP, of which Mr. Keith Wolff is President. Pursuant to the agreement HRP will assist the Company in locating hotel locations for the opening of restaurants. HRP is entitled to a portion of the fees or profits from those restaurants. The Company paid $142,987 and $187,604 of management fees to HRP during fiscal years 2001 and 2000, respectively. The agreement also provides that HRP will repay to the Company amounts advanced to managed units on behalf of HRP. As of December 30, 2001, HRP owed to the Company $133,000. As of December 31, 2000, the Company owed $28,813 to HRP.

         In July 2000, Lewis Wolff and Michael Weinstock each agreed to guarantee $750,000 of the Company's bank credit facility. Pursuant to the terms of the guarantee, the Company issued to each of Mr. Wolff and Mr. Weinstock 75,000 warrants exercisable to purchase common stock at $1.41 per share. In 2001 each of Mr. Wolff and Mr. Weinstock received an additional 75,000 five year warrants exercisable at $2.12 per share. Additionally, the Company agreed to pay each of Mr. Wolff and Mr. Weinstock interest at the rate of 2% per annum of the average annual balance of the loans guaranteed. Interest accrued or paid to Mr. Wolff and Mr. Weinstock totaled $19,355 each during the year ended December 30, 2001 and $10,023 each at December 31, 2000.

         In July 2001, the Company completed a series of transactions with Starwood Hotels & Resorts Worldwide, Inc., pursuant to which (1) Starwood acquired, for $1,000,000.50, 666,667 shares of Common Stock and five year $2.00 666,667 warrants to purchase shares of the Company's Common Stock, (2) the Company and certain shareholders agreed to take appropriate actions, so long as Starwood owns no fewer than 333,333 shares of Common Stock, to cause one nominee of Starwood to be elected to the Company's board or, in the event the number of restaurants operated pursuant to the Starwood Agreements equals or exceeds ten restaurants, to cause two nominees of Starwood to be elected to the Company's board, and (3) the Company and Starwood agreed to jointly develop the Company's branded restaurants in Starwood properties with Starwood being the exclusive major hotel operator in which the Company's restaurants are developed, managed, operated or licensed.

         In conjunction with, and as a condition of, the Starwood transactions, the Company was obligated to secure funding, in addition to that provided by Starwood, in an amount not less than $1,000,000 from the sale of equity securities to other investors on terms not more favorable to the investors than those of Starwood. Pursuant to that obligation, the Company sold, for $142,500, 95,000 shares of common stock and 95,000 five year $2.25 warrants to KMWGEN Partners, a partnership of which Lewis Wolff, as Trustee of the Wolff Revocable Trust of 1993, and Keith Wolff, as Trustee of The Keith M. Wolff 2000 Irrevocable Trust, are general partners.

         Also, in conjunction with the Starwood transactions, the Company sold 65,565 shares of common stock to the Ross Family Trust for $95,348. The Ross Family Trust and the Mazel Trust, both of which Mr. Ross is co-trustee of, in 2000, loaned $400,000 to the Company for which it is paid interest of 10% and was issued 40,000 five year warrants exercisable at $1.40625 per share. In 2001 the trusts were issued an additional 32,058 four year warrants exercisable at $2.77 per share. In 2002, the Ross Family Trust acquired the loans from the Mazel Trust. At December 30, 2001, the Company owed $274,416 to the Ross Family Trust. Stephen Ross, co-trustee of the Ross Family Trust was elected as a director of the Company in 2001, following the Starwood transactions.

         The Starwood Agreements also provide for the issuance to Starwood, after the aggregate number of branded restaurants covered by management agreements or licensing agreements reaches five, ten, fifteen and twenty (each a "Development Threshold Date"), of warrants (the "Development Warrants") to purchase a number of shares of the Company's Common Stock equal to 4% of the then outstanding shares of capital stock. The Development Warrants will have an exercise price equal to (1) if the fair market value of the Common Stock as of the applicable Development Threshold Date is greater than the fair market value of the Common Stock as of the closing date of the transactions contemplated by the Starwood Agreements (the "Closing Date"), the greater of (A) 75% of the fair market value of the Common Stock on the date of issuance of the Development Warrants or (B) the fair market value of the Common Stock on the closing date as defined in the Starwood Agreements, or (2) if the fair market value of the Common Stock as of the applicable Development Threshold Date is equal to or less than the fair market value of the Common Stock on the closing date, the fair market value of the Common Stock as of the applicable Development Threshold Date.

         In addition to the Development Warrants, the Starwood Agreements provide for the issuance of warrants (the "Incentive Warrants") to Starwood to purchase a number of shares of the Company's Common Stock equal to 0.75% of the then outstanding shares of capital stock of the Company on the date of execution of any management agreement or license agreement (the "Initial Incentive Threshold Date") resulting in the total number of restaurants being operated pursuant to the Starwood Agreements exceeding 35% of the total branded restaurants operated by the Company. Additional Incentive Warrants will be issued on each anniversary of the Initial Incentive Threshold Date provided that the incentive threshold continues to be satisfied.

         The Company has no existing corporate policy which prohibits or governs the terms of any such transactions. Any such transactions are, however, reviewed by the Audit Committee to determine the fairness of such transactions.

         Other than elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Compensation Committee Report

         The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company with respect to stock options and the compensation plans and specific compensation levels for executives of the Company. The Compensation Committee consists of non-employee Directors who are not eligible to participate in any of the compensation plans or programs it administers, other than the options these individuals receive under the guidelines established for the granting of stock options to Board and Committee members.

         The primary consideration of the Compensation Committee in determining overall executive compensation is to motivate, reward and retain the best management team to achieve the company's objective and thus compensation is based upon a combination of overall financial performance of the company, the meeting of long term objectives and each individuals' experience and past
performance,   while  considering   salaries  of  other  executives  in  similar
companies.

         The executive compensation system consists of three major components: base salary, annual incentive - consisting of participation in a cash bonus program, and long-term incentive compensation - consisting of stock option grants.

     Base Salary. For fiscal 2001, the base salary of the executive officers, other than the Chief Executive Officer whose salary is determined by an employment agreement, were set based upon the results of the executive's performance review. Each executive is reviewed by the Chief Executive Officer and given specific objectives, which vary with the executive's position and responsibilities. At the next annual review, the actual performance of the executive is compared to the previously established specific objectives. The results of that comparison, along with the Chief Executive Officer's compensation recommendation, is provided to the committee. The Committee then determines what, if any, adjustments should be made to the proposed compensation.

     Cash Bonus Program. During 2001, the Compensation Committee established a formula for cash bonuses to be paid to executive officers which is based upon financial performance of the Company. The formula provides for a pool of money to be split among the various executives. The amount of the bonus pool is based upon the Company's financial performance taking into account financial performance of the Company relative to budgeted profitability targets and other performance criteria established by the Compensation Committee. The maximum annual bonus available under the bonus plan ranged from 10% to 50% of base salary during 2001, depending on the individual's position in the Company and measurement of Company financial performance against the foregoing annual incentive compensation criteria.

     During fiscal 2001 the Company's performance did not meet the required financial performance goals and thus no cash bonuses were paid.

     Stock Options. The Company believes that the granting of stock options serves as a long term incentive to officers and other employees of the Company and its subsidiaries. The 1995 and 1998 stock option plans provide the Company with flexibility in awarding of stock options.

     Based on a review of the level of options held and other equity ownership in the Company, stock option grants to officers during 2001 were made to select management personnel.

     2001 Compensation of the CEO. The 2001 salary of the CEO was fixed by an employment agreement entered into in January 2001 based on the Committee's review of Mr. Spivak's prior performance, the Company's future plans and the salaries of CEO's of similarly positioned companies. Mr. Spivak's salary during 2001 was $225,000. The Company paid no bonus to Mr. Spivak during 2001.

     Based on a review of the level of options held and performance versus the Company's plan, during 2001, the Committee granted to Mr. Spivak 100,000 new options at an exercise price representing a 10% premium to the market price and vesting over three years.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code contains provisions, which could limit the deductibility of certain compensation payments to the Company's executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance based compensation. The policy of the Company is to design its compensation programs generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee could determine, however, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible, if the Committee believes such payments are in the Company's best interests.

     Compensation Committee Interlocks and Insider Participation. Mr. Golenberg and Mr. Frank have both previously served the company in a consulting capacity. Neither Mr. Golenberg nor Mr. Frank provided consulting services to the company during the fiscal year ending 2001.


                                        Charles Frank, Chairman
                                        Glenn Golenberg
                                        Steven Ross

Company Performance

     The following graph compares the cumulative total investor return on the Company's Common Stock for the five years ended December 31, 2001 with the S&P SmallCap 600 Index (the "S&P SmallCap 600 Index") and a peer group of companies, consisting of Ark Restaurants Corp., Jerry's Famous Deli, Inc., Avado Brands, Inc. and Chart House Enterprises, Inc. (the "Peer Group"). Il Fornaio America Corp., which was included in the Peer Group for the year ended December 31, 2000, is no longer publicly traded and is, therefor, excluded from the Peer Group.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.



                           Base Period
                           December      December     December       December        December      December
                           31 1996       31 1997      31 1998        31 1999         31 2000       31 2001
                          -----------   ----------   -----------    -----------     -----------   ----------
Grill Concepts, Inc.        100          81.40        67.43            29.94          53.48         23.25
S&P SmallCap 600 Index      100         122.60       120.13           135.62         157.95        169.69
Peer Group                  100          96.07        63.55            38.39          26.60         11.91


                                   PROPOSAL 2

                              INDEPENDENT AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 29, 2001, and recommends that the shareholders vote for ratification of such appointment. PricewaterhouseCoopers, and its predecessor firm, Coopers & Lybrand LLP, has served as the Company's independent auditors since 1997. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate inquiries from shareholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

Audit Fees

         The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 30, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year were $99,600.

Financial Information Systems Design and Implementation Fees

         PricewaterhouseCoopers LLP did not render any professional services to the Company for financial information systems design and implementation, as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the year ended December 30, 2001.

All Other Fees

         The aggregate fees billed by PricewaterhouseCoopers LLP for all other services rendered to the Company during the fiscal year ended December 30, 2001, other than audit services, were $36,000. These "other fees" were primarily for tax compliance and planning services.

Audit Committee Report

         The Audit Committee of the Board of Directors of the Company is composed of three directors. The Board of Directors, in its business judgment, has determined that all current members of the Audit Committee are "independent" as required by the listing standards of The Nasdaq Stock Market.

         The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the committee.

         As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers, the company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

         Among other matters, the Audit Committee monitors the activities and performance of the company's auditors, including the audit scope, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the company's independent auditor. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of the company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the company's internal compliance programs.

         In performing its oversight role, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standard No. 1, Independent Discussions with Audit
Committees. The Audit Committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the accountants' independence and has discussed with the independent accountants that firm's independence.

         In reliance on the reviews and discussions referred to in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2001 for filing with the Securities and Exchange Commission.

                                                   Charles A. Frank, Chairman
                                                   Glenn Golenberg
                                                   Steven Ross

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 2003 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than December 31, 2002. If the Company receives notice of a shareholder proposal after March 16, 2003, persons named as proxies for the 2003 Annual Meeting of Shareholders will have discretionary authority to vote on such proposal at such meeting.

                            EXPENSES OF SOLICITATION

         All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

         Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.




                                              Michael Weinstock
                                              Chairman


Los Angeles, California
April 29, 2002

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049

                    Proxy for Annual Meeting of Shareholders
                           to be held on June 26, 2002

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints Robert Spivak and Michael Weinstock, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Grill Concepts, Inc., a Delaware corporation (the "Company"), on June 26, 2002, at 9:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

     1. GRANTING _____ WITHHOLDING _____ authority to vote for the election as directors of the Company the following nominees: Robert Spivak, Michael Weinstock, Charles Frank, Glenn Golenberg, Lewis Wolff, Steven Ross and Norman MacLeod.

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

     2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certifying accountants.


           ________FOR         ________AGAINST    ________ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                                Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

                                DATED:__________________________ , 2002

                                Signature:____________________________________

                                Signature if held jointly:______________________


PLEASE  MARK,  SIGN,  DATE AND RETURN  THIS PROXY  PROMPTLY  USING THE  ENCLOSED
ENVELOPE